UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2006, Kensey Nash Corporation (the “Company”) granted cash-settled stock appreciation rights to the following participants:

	Titles	Total number of shares granted
Joseph W. Kaufmann	Chief Executive Officer	49,000
John E. Nash, P.E.	Vice President of New Technologies and Director	10,000
Douglas G. Evans, P.E.	Chief Operating Officer	35,000
Wendy F. DiCicco, CPA	Chief Financial Officer	10,000

One-third of each grantee’s stock appreciation rights (SARs) vest annually over a three-year period from the grant date until the third anniversary of the grant date, and the SARs are exercisable over a maximum of five years from the anniversary of the grant date. Each SAR entitles the grantee to receive an amount in cash equal to the difference between the fair market value of the subject number of shares of the Company’s common stock on the exercise date and the fair market value of the subject number of such shares on the grant date. The fair market value of one share of the Company’s common stock on the grant date was $31.36.

The foregoing description of the terms and conditions of the grants is not complete and is in all respects subject to the actual provisions of the Kensey Nash Corporation Fourth Amended and Restated Employee Incentive Compensation Plan and a Stock Appreciation Right Agreement, the form of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Kensey Nash Corporation Stock Appreciation Right (“SAR”) Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/S/ Wendy F. DiCicco
Wendy F. DiCicco, CPA
Chief Financial Officer

Dated: October 12, 2006

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